PROMISSORY NOTE

$1,095,000.00 **February ___, 2025 ("*Effective Date*")**

FOR VALUE RECEIVED, **STRYVE FOODS, LLC**, a Texas limited liability company ("*Maker*"), unconditionally promises to pay to the order of **DENALI TEXAS 16240 GATEWAY INDUSTRIAL, LLC**, a Delaware limited liability company (together with its successors and assigns, "*Noteholder*"), in immediately available funds by wire transfer to an account designated by Noteholder, the principal amount of **ONE MILLION NINETY-FIVE THOUSAND AND NO/100 DOLLARS ($1,095,000.00)**, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate (the "*Rate*"), and in accordance with the payment schedule indicated below.

This **PROMISSORY NOTE** (this "*Note*") is executed pursuant to and evidences a termination payment from Maker to Noteholder pursuant to that certain Lease Termination Agreement dated as of even date herewith (the "*Termination Agreement*") with respect to that certain Standard Industrial Lease Agreement dated March 20, 2022, as amended by that certain First Amendment to Standard Industrial Lease Agreement dated September 30, 2022 between Noteholder (as successor-in-interest to Star Business Park, LLC) and Maker (collectively, as amended, the "*Lease*").

1. **Rate**. Prior to the Maturity Date or an Event of Default, the interest rate on the outstanding principal balance hereof shall be the **LESSER** of (a) the **MAXIMUM RATE**, or (b) **ZERO PERCENT (0.00%)**. From and after the Maturity Date or an Event of Default, the Rate shall be the Maximum Rate. Notwithstanding any provision of this Note or any other agreement or commitment between Maker and Noteholder, whether written or oral, express or implied, Noteholder shall never be entitled to charge, receive or collect, nor shall amounts received hereunder be credited so that Noteholder shall be paid, as interest a sum greater than interest at the Maximum Rate. It is the intention of the parties that this Note shall comply with applicable law. If Noteholder ever contracts for, charges, receives or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, prepayment of this Note, delay in advancing proceeds of this Note or any other event, should cause such interest to exceed the Maximum Rate, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to Maker. The term "*Maximum Rate*" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law. If at any time the Rate shall exceed the Maximum Rate, the Rate shall be automatically limited to the Maximum Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued if there had been no limitation to the Maximum Rate. To the extent, if any, that Chapter 303 of the Texas Finance Code, as amended (the "*Act*"), is relevant to Noteholder for purposes of determining the Maximum Rate, the parties elect to determine the Maximum Rate under the Act pursuant to the "weekly ceiling" from time to time in effect, as referred to and defined in §303.001-303.016 of the Act; subject, however, to any right Noteholder subsequently may have under applicable law to change the method of determining the Maximum Rate.

2. **Accrual Method**. Interest on this Note shall be computed on the basis of a **THREE HUNDRED SIXTY-FIVE (365)** day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the business day received as provided herein.

3. **Payment Schedule**. If any payment on this Note shall become due on a day other than a business day, such payment shall be made on the next succeeding business day. The outstanding principal balance of this Note shall be due and payable as follows:

(a) **TWELVE (12)** consecutive monthly payments of principal in the amount of **TEN THOUSAND AND NO/100 DOLLARS ($10,000.00)** shall be due and payable commencing on **MAY 1, 2025**, and continuing on the **SAME** day of each calendar month thereafter; and

(b) **FORTY-SEVEN (47)** consecutive monthly payments of principal in the amount of **TWENTY THOUSAND THREE HUNDRED TWELVE AND 50/100 DOLLARS ($20,312.50)** shall be due and payable commencing on **MAY 1, 2026**, and continuing on the **SAME** day of each calendar month thereafter; and

(c) **ONE (1)** final payment of the outstanding principal balance of this Note shall be due and payable on the **EARLIEST** of (i) the acceleration of the indebtedness pursuant to the terms of this Note; or (ii) **APRIL 1, 2030** (the **EARLIEST** of such dates being the "*Maturity Date*").

4. **Prepayments**. Prepayments may be made in whole or in part at any time without premium or penalty. Maker may prepay the entire remaining balance of this Note by funding to Noteholder the present value of the outstanding payments utilizing a fifteen percent (15%) discount rate.

5. **Events of Default**. The occurrence of any of the following shall constitute an "Event of Default" hereunder:

(a) Maker fails to make any payment when due and such failure continues for five (5) days after written notice thereof to Maker; or

(b) Maker fails to observe or perform any other covenant, obligation, condition, or agreement contained in this Note (other than specified in Section 5(a) above), and such failure continues for thirty (30) days after written notice thereof to Maker.

6. **Remedy**. Upon the occurrence of an Event of Default, Noteholder, in its sole discretion, may pursue Maker for all damages due under the terms of the Lease (less any amounts received by Maker under this Note), and such damages shall be mitigated pursuant to the terms of the Lease, applicable Texas law, and by the amounts expected to be received under the New Lease (as such term is defined in the Termination Agreement). In the event Noteholder elects to pursue the foregoing damages, this Note shall be extinguished and of no further force and effect.

7. **Contingency**. This Note and all sums payable hereunder are contingent upon the effectiveness of the Termination Agreement. If, for any reason, the Termination Agreement is voided or otherwise of no further force and effect, this Note shall be extinguished and of no further force and effect.

8. **Applicable Law**. Maker agrees that this Note shall be deemed to have been made in the State of Texas and shall be governed by, and construed in accordance with, the laws of the State of Texas.

9. **Partial Invalidity**. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

10. **Binding Effect**. This Note shall be binding upon and inure to the benefit of Maker and Noteholder and their respective successors, assigns, heirs and personal representatives.

11. **Controlling Document**. To the extent that this Note conflicts with or is in any way incompatible with the Termination Agreement, the Termination Agreement shall control.

12. **Time**. Time is of the essence hereof.

13. **Waiver of Jury Trial**. **TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER AND NOTEHOLDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE.**

NOTICE OF FINAL AGREEMENT

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

EXECUTED as of the Effective Date.

MAKER:

STRYVE FOODS, LLC,
a Texas limited liability company

By: ______________________________
Name: ______________________________
Title: ______________________________

***ADDRESS*:**

Stryve Foods, LLC
P.O. BOX 864
Frisco, TX 75034-0015
Attn: Alex Hawkins